UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2024

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 E. 34th Cir N
Wichita, Kansas	67226
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

1-for-20 Reverse Stock Split

On February 8, 2024, AgEagle Aerial Systems Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation, as amended to date (the “Charter”), effecting a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Reverse Split Amendment”). The Reverse Split Amendment was approved by the Board of the Directors of the Company (the “Board”) and became effective on February 9, 2024.

The Reverse Stock Split was previously approved by the Company’s stockholders on November 14, 2023. On that date, at a special meeting of stockholders, the Company received approval from holders of the required shares of voting securities of the Company granting discretionary authority to the Board to file an amendment to the Charter to authorize a reverse stock split of the Company’s Common Stock, with a ratio in the range between and including 1-for-10 shares and 1-for-20 shares, for the primary purpose of increasing the per share price of our Common Stock in order to maintain the listing of our Common Stock on the NYSE American.

The above descriptions of the Reverse Split Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Reverse Split Amendment which is attached hereto as Exhibit 3.1.

Item 8.01	Other Items

The information set forth in Item 5.03 is incorporated by reference.

Effective February 9, 2024, as a result of the Reverse Split, every twenty (20) shares of the Company’s issued and outstanding Common Stock were converted into one (1) share of issued and outstanding Common Stock. The number of authorized shares remains unchanged. The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. Each stockholder and holders of options and warrants otherwise entitled to a fractional share resulting from the Reverse Stock Split will receive such additional fractions of a share to round up to a full share. It will not be necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares. The Reverse Stock Split will have no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Common Stock, which remains unchanged.

Item 7.01	Regulation FD Disclosure.

In accordance with Regulation FD, the Company hereby furnishes the press release disseminated by the Company on February 9, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation
99.1	AgEagle Aerial Systems Inc. Press Release, dated February 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Chief Financial Officer
Dated: February 9, 2024